2350 N. Sam Houston Parkway East Suite 300 Houston, Texas 77032 (281) 618-4700 Fax: (281) 618-4820

NEWS RELEASE

SOUTHWESTERN ENERGY ANNOUNCES RECORD
THIRD QUARTER 2003 RESULTS

High Commodity Prices and Growth in Production Volumes Drive Record Earnings and Discretionary Cash Flow

     Houston, Texas - October 30, 2003...Southwestern Energy Company (NYSE: SWN) today reported net income of $10.9 million, or $.30 per diluted share, for the third quarter of 2003, up from $1.3 million, or $.05 per share, for the same period in 2002. Included in the company's 2003 third quarter results were pre-tax gains of $3.0 million, or $.05 of diluted earnings per share, from the sale of real estate and certain fixed assets. Discretionary cash flow(1) was $29.8 million during the third quarter of 2003, up from $15.7 million in the third quarter of 2002. The increases in earnings and discretionary cash flow resulted primarily from higher realized gas and oil prices and growth in the company's equivalent production which was up approximately 10% compared to the second quarter of 2003 and up 11% compared to the third quarter of 2002.

     Net income for the nine months ended September 30, 2003 was $34.0 million, or $1.01 per share, compared to $9.8 million, or $.37 per share, for the same period in 2002. Discretionary cash flow was $95.0 million for the first nine months of 2003, compared to $58.9 million for the same period of 2002.

     "We are pleased with our results through the first nine months of 2003," stated Harold M. Korell, President and Chief Executive Officer of Southwestern Energy. "We continue to see gains in our production volumes from our drilling program at Overton Field and look for this growth to continue through the remainder of the year. Our drilling program in the Arkoma Basin also continues to be active, particularly in the Ranger Anticline area where we will drill some key wells in the fourth quarter. We remain focused on adding value for each dollar we invest and the combination of our focus on adding value and our expected production growth should lead to continued improved results for the rest of 2003 and into 2004."

Higher Commodity Prices and Production Levels Highlight Quarter

     Operating income for the company's exploration and production segment was $22.3 million for the three months ended September 30, 2003, up from $9.7 million for the same period in 2002. The increase in operating income primarily resulted from higher realized gas and oil prices and higher production volumes.

     Gas and oil production for the three months ended September 30, 2003 was 11.1 billion cubic feet of gas equivalent (Bcfe), up 10% from 10.1 Bcfe in the second quarter of 2003 and 10.0 Bcfe in the third quarter of 2002. The company's production target for the fourth quarter of 2003 is 11.5 - 12.0 Bcfe, in line with its earlier guidance. With the first nine months of 2003 production at 30.0 Bcfe, the company estimates that its full-year production will be approximately 42.0 Bcfe for 2003, compared to 40.1 Bcfe produced during 2002.

     Gas prices realized for the company's production averaged $4.23 per Mcf for the quarter and $4.22 per Mcf for the first nine months of 2003, up 43% and 46%, respectively, from the same periods in 2002. The company realized an average price of $27.17 per barrel for its oil production during the nine months ended September 30, 2003, compared to $20.87 per barrel for the same period of 2002.

     The company's commodity hedging activities lowered its average gas price by $.61 per Mcf for the third quarter and $1.18 per Mcf for the first nine months of 2003. On a comparative basis, the company's hedging activities had the effect of decreasing its average gas price during the third quarter of 2002 by $.03 per Mcf and increasing its average price by $.02 per Mcf during the first nine months of 2002. Southwestern's hedging activities lowered its average oil price by $2.31 per barrel during the third quarter and $2.64 per barrel for the first nine months of 2003. Southwestern currently has approximately 7.5 Bcf of its remaining gas production hedged in 2003 through a combination of fixed-price swaps and collars, 29.2 Bcf hedged in 2004 and 3.0 Bcf in 2005. Additionally, the company has 90,000 barrels of its remaining oil production in 2003 hedged at an average WTI price of $26.73 per barrel and 120,000 barrels of oil hedged at $27.24 in 2004. The table below provides a detailed description of the company's hedge position at September 30, 2003.

     Lease operating expenses per Mcf equivalent (Mcfe) for the company's E&P segment were $.43 per Mcfe for the third quarter of 2003 compared to $.48 per Mcfe in the third quarter of 2002. The decrease in the 2003 unit rate reflects a larger portion of the company's production being provided from the Overton Field which has lower operating costs. Lease operating expenses increased during the third quarter of 2003 from $.36 per Mcfe in the second quarter of 2003 due primarily to an increase in workover expenses. Taxes other than income taxes increased during the quarter to $.22 per Mcfe, up from $.15 per Mcfe in the same period in 2002, due primarily to higher realized commodity prices. General and administrative expenses for the quarter were $.37 per Mcfe, slightly below the company's guidance provided earlier in the year, compared to $.25 per Mcfe in the same period in 2002. The increase from the prior year was primarily due to increased pension and insurance costs and the quarterly accrual of annual incentive compensation costs. The amortization rate per Mcfe for the company's full cost pool was $1.17 per Mcfe during the third quarter of 2003 compared to $1.16 per Mcfe in the same period in 2002.

Utility Segment Posts Seasonal Operating Loss

     The company's utility systems realized a seasonal operating loss of $3.4 million in the third quarter of 2003, compared to a loss of $2.2 million for the same period in 2002. The comparative decrease in operating income in 2003 was primarily due to higher operating costs and increased pension and insurance costs and the quarterly accrual of annual incentive compensation costs. Operating income for Southwestern's utility systems was $2.5 million during the first nine months of 2003, down from $4.7 million in 2002. Weather in the utility's service territory during the first nine months of 2003 was 4% colder than normal and 13% colder than the prior year.

     In September 2003, the company's utility subsidiary, Arkansas Western Gas Company (AWG), received regulatory approval of a rate increase totaling $4.1 million annually, exclusive of costs to be recovered through its purchase gas adjustment clause. AWG is also entitled to recover additional costs totaling $2.3 million through its purchase gas adjustment clause over a two-year period. The rate increase was effective for all customer bills rendered on or after October 1, 2003.

Marketing and Other Results Contribute to Bottom Line

     The company's marketing operations reported operating income of $.8 million for the third quarter of 2003 and $2.0 million for the nine months ended September 30, 2003, compared to $.5 million and $1.7 million, respectively, for the same periods in 2002. Southwestern's marketing and transportation operations relate primarily to the marketing of its own gas production and some third-party gas that is sold primarily to industrial customers connected to its gas distribution systems.

     The company's results related to its interest in the NOARK partnership was a gain of $1.0 million during the first nine months of 2003 compared to a loss of $.4 million during the first nine months of 2002. The 2003 results include a pre-tax gain of $1.3 million related to the sale of a non-strategic portion of NOARK's pipeline.

     During the third quarter of 2003, the company also recorded a pre-tax gain of $3.0 million reflected in other operating revenues that was recognized from the sale of real estate and certain fixed assets.

(1) Discretionary cash flow is defined as net cash provided by operating activities before changes in operating assets and liabilities. The company has included information concerning discretionary cash flow primarily because changes in operating assets and liabilities relate to the timing of cash receipts and disbursements which the company may not control and may not relate to the period in which the operating activities occurred. Further, management uses this measure to assess the company's ability to generate cash to fund its exploration and development drilling activities and to service or incur debt. Discretionary cash flow should not be considered in isolation or as a substitute for net cash provided by operating activities prepared in accordance with generally accepted accounting principles. The table below reconciles discretionary cash flow with net cash provided by operating activities as derived from the company's financial information.

	3 Months Ended September 30,		9 Months Ended September 30,
	2003	2002	2003	2002
Net cash provided by operating activities	$24,543	$26,149	$94,851	$68,405
Add back (deduct):
Change in operating assets and liabilities	5,211	(10,457)	117	(9,456)
Discretionary cash flow	$29,754	$15,692	$94,968	$58,949

Gas Hedges in Place for 2003
		Weighted Avg. NYMEX Price
Swaps	Volumes (Bcf)	(per MMBtu)
4th Quarter	2.95	$3.42

		NYMEX Floor Price	NYMEX Ceiling Price
Collars	Volumes (Bcf)	(per MMBtu)	(per MMBtu)
4th Quarter	1.02	$3.00	$4.65
	1.00	$3.00	$4.75
	1.50	$3.25	$5.05
	1.00	$4.00	$6.20

Gas Hedges in Place for 2004
		Weighted Avg. NYMEX Price
Swaps	Volumes (Bcf)	(per MMBtu)
1st Quarter	1.85	$4.14
2nd Quarter	1.85	$3.92
3rd Quarter	1.75	$3.94
4th Quarter	1.75	$4.03

		NYMEX Floor Price	NYMEX Ceiling Price
Collars	Volumes (Bcf)	(per MMBtu)	(per MMBtu)
1st Quarter	1.00	$3.25	$4.75
	1.00	$3.75	$4.55
	1.50	$4.00	$6.50
	1.00	$4.00	$6.90
	1.00	$4.00	$8.50

2nd Quarter	1.00	$3.25	$4.75
	1.00	$3.75	$4.55
	1.50	$4.00	$6.50
	1.00	$4.00	$6.90
	1.00	$4.00	$8.50

3rd Quarter	1.00	$3.25	$4.75
	1.00	$3.75	$4.55
	1.50	$4.00	$6.50
	1.00	$4.00	$6.90
	1.00	$4.00	$8.50

4th Quarter	1.00	$3.25	$4.75
	1.00	$3.75	$4.55
	1.50	$4.00	$6.50
	1.00	$4.00	$6.90
	1.00	$4.00	$8.50

Gas Hedges in Place for 2005
		Weighted Avg. NYMEX Price
Swaps	Volumes (Bcf)	(per MMBtu)
2nd Quarter	1.00	$4.51
3rd Quarter	1.00	$4.49
4th Quarter	1.00	$4.74

Oil Hedges in Place for 2003
		Weighted Avg. NYMEX Price
Swaps	Volumes (Bbls)	(per Bbl)
4th Quarter	90,000	$26.73

Oil Hedges in Place for 2004
		Weighted Avg. NYMEX Price
Swaps	Volumes (Bbls)	(per Bbl)
1st Quarter	30,000	$28.80
2nd Quarter	30,000	$27.50
3rd Quarter	30,000	$26.65
4th Quarter	30,000	$26.00

     Southwestern's executive management team will host a teleconference call on Friday, October 31st at 11:30 a.m. Eastern to discuss the company's third quarter 2003 results. The toll-free number to call is 800-289-0573 and the reservation number is 722662. The teleconference can also be heard "live" over the Internet at the company's website: http://www.swn.com

     Southwestern Energy Company is an independent energy company primarily focused on the exploration for and production of natural gas. Additional information on the company can be found on the Internet at http://www.swn.com.

Contacts:	Greg D. Kerley	Brad D. Sylvester, CFA
	Executive Vice President	Manager, Investor Relations
	and Chief Financial Officer	(281) 618-4897
(281) 618-4803

     All statements, other than historical financial information, may be deemed to be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Although the company believes the expectations expressed in such forward-looking statements are based on reasonable assumptions, such statements are not guarantees of future performance and actual results or developments may differ materially from those in the forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements herein include, but are not limited to, the timing and extent of changes in commodity prices for gas and oil, the timing and extent of the company's success in discovering, developing, producing, and estimating reserves, property acquisition or divestiture activities that may occur, the effects of weather and regulation on the company's gas distribution segment, increased competition, legal and economic factors, governmental regulation, the financial impact of accounting regulations and critical accounting policies, changing market conditions, the comparative cost of alternative fuels, conditions in capital markets and changes in interest rates, availability of oil field services, drilling rigs, and other equipment, as well as various other factors beyond the company's control, and any other factors listed in the reports the company has filed with the Securities and Exchange Commission. A discussion of these and other factors affecting the company's performance is included in the company's periodic reports filed with the Securities and Exchange Commission including its Annual Report on Form 10-K for the year ended December 31, 2002.

Financial Summary Follows

# # #

OPERATING STATISTICS (Unaudited)				Page 1 of 5
Southwestern Energy Company and Subsidiaries

	Three Months		Nine Months
Periods Ended September 30	2003	2002	2003	2002

Exploration & Production
Production
Affiliated gas sales (MMcf)	972	696	4,428	3,875
Unaffiliated gas sales (MMcf)	9,269	8,275	23,173	23,455
Total gas production (MMcf)	10,241	8,971	27,601	27,330

Oil production (MBbls)	136	165	400	543

Total equivalent production (MMcfe)	11,053	9,961	29,999	30,588
Commodity Prices
Average realized gas price per Mcf	$4.23	$2.96	$4.22	$2.89
Average realized oil price per Bbl	$26.46	$22.65	$27.17	$20.87
Operating Expenses per Mcfe
Lease operating expenses	$0.43	$0.48	$0.40	$0.43
Taxes, other that income taxes	$0.22	$0.15	$0.24	$0.17
General & administrative expenses	$0.37	$0.25	$0.40	$0.27
Full cost pool amortization	$1.17	$1.16	$1.17	$1.16
Marketing
Gas volumes marketed (MMcf)	12,220	11,582	30,943	36,221
Gas Distribution
Deliveries (Bcf)
Sales and end-use transportation	3.1	3.2	17.6	17.2
Off-system transportation	-	1.3	0.1	2.0
Average number of customers	137,123	134,807	138,782	136,456
Average sales rate per Mcf	$11.00	$8.39	$7.77	$6.57
Heating weather - degree days	43	14	2,597	2,291
- percent of normal	102%	-	104%	91%

STATEMENT OF OPERATIONS (Unaudited)				Page 2 of 5
Southwestern Energy Company and Subsidiaries
	Three Months		Nine Months
Periods Ended September 30	2003	2002	2003	2002
	(in thousands, except share/per share amounts)
Operating Revenues
Gas sales	$52,994	$35,656	$179,987	$140,248
Gas marketing	10,113	10,018	34,386	31,948
Oil Sales	3,582	3,728	10,862	11,327
Gas transportation and other	4,379	1,689	10,975	5,230
	71,068	51,091	236,210	188,753
Operating Costs and Expenses
Gas purchases - utility	3,496	3,198	32,743	31,770
Gas purchases - marketing	9,025	9,287	31,433	29,414
Operating expenses	9,949	9,698	28,243	28,292
General and administrative expenses	7,937	5,527	23,483	17,351
Depreciation, depletion and amortization	14,896	13,323	40,965	41,061
Taxes, other than income taxes	3,058	2,064	9,016	7,132
	48,361	43,097	165,883	155,020
Operating Income	22,707	7,994	70,327	33,733
Interest Expense
Interest on long-term debt	4,324	5,510	13,326	16,209
Other interest charges	350	287	1,072	945
Interest capitalized	(457)	(364)	(1,323)	(1,015)
	4,217	5,433	13,075	16,139
Other Income (Expense)	(476)	(124)	883	(598)
Income Before Income Taxes, Minority Interest & Accounting Change	18,014	2,437	58,135	16,996
Minority Interest in Partnership	(469)	(366)	(1,843)	(1,128)
Income Before Income Taxes & Accounting Change	17,545	2,071	56,292	15,868
Provision for Income Taxes - Deferred	6,667	797	21,391	6,109
Income Before Accounting Change	10,878	1,274	34,901	9,759
Cumulative Effect of Adoption of Accounting Principle	-	-	(855)	-
Net Income	$10,878	$1,274	$34,046	$9,759
Basic Earnings Per Share:
Income Before Accounting Change	$0.31	$0.05	$1.07	$0.39
Cumulative Effect of Adoption of Accounting Principle	-	-	(0.03)	-
Net Income	$0.31	$0.05	$1.04	$0.39
Diluted Earnings Per Share:
Income Before Accounting Change	$0.30	$0.05	$1.04	$0.37
Cumulative Effect of Adoption of Accounting Principle	-	-	(0.03)	-
Net Income	$0.30	$0.05	$1.01	$0.37
Weighted Average Common Shares Outstanding
Basic	35,090,330	25,306,920	32,786,030	25,195,812
Diluted	36,028,157	26,096,616	33,582,506	26,029,923

BALANCE SHEETS (Unaudited)			Page 3 of 5
Southwestern Energy Company and Subsidiaries

September 30,	2003		2002
	(in thousands)
ASSETS

Current Assets	$ 79,859		$ 58,053
Investments	13,814		15,138
Property, Plant and Equipment, at cost	1,421,801		1,293,675
Less: Accumulated depreciation, depletion and amortization	691,921		646,547
	729,880		647,128
Other Assets	14,899		17,491
	$ 838,452		$ 737,810

LIABILITIES AND SHAREHOLDERS' EQUITY

Current Liabilities	$ 115,929	(1)	$ 62,785	(1)
Long-Term Debt	225,000		353,200
Deferred Income Taxes	140,143		118,577
Other Liabilities	22,842		10,246
Commitments and Contingencies
Minority Interest in Partnership	12,894		12,818
Shareholders' Equity
Common stock, $.10 par value; authorized 75,000,000 shares, issued 37,225,584 shares	3,723		2,774
Additional paid-in capital	121,130		19,059
Retained earnings	232,034		193,436
Accumulated other comprehensive income (loss)	(13,222)		(9,794)
	343,665		205,475
Less: Common stock in treasury, at cost, 1,623,454 shares in 2003 and 2,013,825 shares in 2002	18,196		22,434
Unamortized cost of restricted shares issued under stock incentive plan, 495,416 shares in 2003 and 420,083 shares in 2002	3,825		2,857
	321,644		180,184
	$ 838,452		$ 737,810

(1) Current liabilities include $37.0 million in 2003 for debt outstanding under the Company's revolving credit facility. Also included are $16.2 million in 2003 and $13.9 million in 2002 related to the Company's hedging activities. These amounts were recorded under the provisions of SFAS No. 133.

STATEMENTS of CASH FLOWS (Unaudited)		Page 4 of 5
Southwestern Energy Company and Subsidiaries

	Nine Months
Periods Ended September 30	2003	2002
	(in thousands)
Cash Flows From Operating Activities
Net Income	$34,046	$9,759
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, depletion and amortization	43,130	42,864
Deferred income taxes	21,391	6,109
Ineffectiveness of cash flow hedges	(779)	-
Gain on sale of property and equipment	(2,991)	-
Equity in (income) loss of NOARK partnership	(1,026)	400
Minority interest in partnership	342	(183)
Cumulative effect of adoption of accounting principle	855	-
Change in operating assets and liabilities	(117)	9,456
Net cash provided by operating activities	94,851	68,405

Cash Flows From Investing Activities
Capital expenditures	(121,723)	(67,829)
Distribution from NOARK partnership	2,500	-
Proceeds from sale of property and equipment	3649	-
Increase in gas stored underground	(5,423)	(1,072)
Other items	499	(291)
Net cash used in investing activities	(120,498)	(69,192)

Cash Flow From Financing Activities
Issuance of common stock	103,085	-
Payments on revolving long-term debt	(229,700)	(144,400)
Borrowings under revolving long-term debt	149,300	147,600
Change in bank drafts outstanding	1,056	(7,623)
Proceeds from exercise of common stock options	1,586	2,077
Net cash provided by (used in) financing activities	25,327	(2,346)

Increase (decrease) in cash	(320)	(3,133)
Cash at beginning of year	1,690	3,641
Cash at end of period	$1,370	$508

SEGMENT INFORMATION (Unaudited)					Page 5 of 5
Southwestern Energy Company and Subsidiaries

	Exploration			Marketing,
	and		Gas	Transportation
	Production		Production	and Other	Eliminations	Total
				(in thousands)
Quarter Ending September 30, 2003

Revenues	$46,877		$16,069	$58,642	$(50,520)	$71,068
Gas purchases	-		8,448	54,451	(50,378)	12,521
Operating expenses	4,720		5,248	-	(19)	9,949
General and administrative expenses	4,094		3,662	304	(123)	7,937
Depreciation, depletion & amortization	13,307		1,554	35	-	14,896
Taxes, other than income taxes	2,461		577	20	-	3,058
Operating Income (Loss)	$22,295		$(3,420)	$3,832	$-	$22,707

Capital Investments	$45,898	(1)	$1,731	$181	$-	$47,810	(1)

Quarter Ending September 30, 2002

Revenues	$30,325		$13,063	$33,748	$(26,045)	$51,091
Gas purchases	-		5,490	32,906	(25,911)	12,485
Operating expenses	4,801		4,912	-	(15)	9,698
General and administrative expenses	2,444		2,899	303	(119)	5,527
Depreciation, depletion & amortization	11,851		1,431	41	-	13,323
Taxes, other than income taxes	1,524		574	(34)	-	2,064
Operating Income (Loss)	$9,705		$(2,243)	$532	$-	$7,994

Capital Investments	$25,559		$1,450	$46	$-	$27,055

Nine Months Ending September 30, 2003

Revenues	$130,102		$94,213	$156,683	$(144,788)	$236,210
Gas purchases	-		58,082	150,403	(144,309)	64,176
Operating expenses	12,062		16,295	-	(114)	28,243
General and administrative expenses	11,959		10,924	965	(365)	23,483
Depreciation, depletion & amortization	36,238		4,622	105	-	40,965
Taxes, other than income taxes	7,135		1,813	68	-	9,016
Operating Income	$62,708		$2,477	$5,142	$-	$70,327

Capital Investments	$121,130	(1)	$6,671	$477	$-	$128,278	(1)

Nine Months Ending September 30, 2002

Revenues	$90,161		$78,403	$98,608	$(78,419)	$188,753
Gas purchases	-		43,408	95,738	(77,962)	61,184
Operating expenses	13,187		15,207	-	(102)	28,292
General and administrative expenses	8,162		8,739	805	(355)	17,351
Depreciation, depletion & amortization	36,379		4,560	122	-	41,061
Taxes, other than income taxes	5,335		1,787	10	-	7,132
Operating Income	$27,098		$4,702	$1,933	$-	$33,733

Capital Investments	$63,394		$4,210	$225	$-	$67,829

(1) Exploration and Production capital expenditures for 2003 include $6.6 million of accrued, non-cash expenditures.